UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported)
June 15, 2022

Standard BioTools Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34180	77-0513190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Tower Place, Suite 2000, South San Francisco, California 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 266-6000
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	LAB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

We held our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on June 15, 2022. On April 18, 2022 (the “Record Date”), we had 77,252,135 shares of common stock, 127,780 shares of Series B-1 Convertible Preferred Stock (“Series B-1 Preferred Stock”) and 127,779 shares of Series B-2 Convertible Preferred Stock (“Series B-2 Preferred Stock”) issued and outstanding. The holders of our capital stock (including votes related to our Series B-1 Preferred Stock and our Series B-2 Preferred Stock) were entitled to an aggregate of 152,416,530 votes as of the close of business on the Record Date. A total of 134,963,407 votes, or approximately 88.55% of the total voting power of the shares of our capital stock issued and outstanding and entitled to vote at the Annual Meeting (including votes related to our Series B-1 Preferred Stock and our Series B-2 Preferred Stock) were represented in person or by proxy at the Annual Meeting. The following proposals are described in detail in our definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 29, 2022. The final voting results for each of the matters submitted to a stockholder vote at the Annual Meeting are set forth below:

1.    Election of Class III Directors. The following nominees were elected to serve as Class III directors, to hold office until our 2025 annual meeting of stockholders or until their respective successors have been duly elected and qualified or their earlier resignation or removal:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Laura M. Clague	115,071,309	2,158,058	17,734,040
Frank Whitney, Ph.D.	114,555,143	2,674,224	17,734,040

2.    Advisory Vote on Approval of Executive Compensation. The proposal to approve, on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2021, was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
116,251,305	927,634	50,428	17,734,040

3.    Ratification of Appointment of Independent Registered Public Accounting Firm. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022 was approved by the following vote:

Votes For	Votes Against	Abstentions
134,626,334	116,591	220,482

The holders of Series B-1 Preferred Stock, voting separately as a class, voted all shares of Series B-1 Preferred Stock to nominate and elect Eli Casdin to the board of directors in connection with the Annual Meeting.

Nominee	Votes For	Votes Withheld
Eli Casdin	127,780	—

The holders of Series B-2 Preferred Stock, voting separately as a class, voted all shares of Series B-2 Preferred Stock to nominate and elect Martin Madaus to the board of directors in connection with the Annual Meeting.

Nominee	Votes For	Votes Withheld
Martin Madaus	127,779	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

Date: June 15, 2022	By:	/s/ Nicholas Khadder
Nicholas Khadder Senior Vice President, General Counsel, and Secretary